                                                                       EXHIBIT 8


                                PALMER & DODGE
                              ONE BEACON STREET
                         BOSTON, MASSACHUSETTS 02108


Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                April 8, 1996


Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

        We have acted as counsel to Genzyme Corporation ("Genzyme") in connection with the merger described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. As counsel to Genzyme, we prepared the description of the federal income tax consequences of the merger set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences." That description fairly and accurately represents our opinion as to the federal income tax matters discussed therein, assuming that the merger is carried out in the manner described in the Registration Statement.

        We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Palmer & Dodge